As filed with the Securities and Exchange Commission on October 11, 2001
                                                      Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                            ------------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        MILLENNIUM PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                       04-3177038
              (State or other jurisdiction of     (I.R.S. Employer
               incorporation or organization)      Identification Number)

             75 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS    02139
            (Address of principal executive offices)     (Zip Code)

                   MILLENNIUM PHARMACEUTICALS, INC. SAYE PLAN
                            (Full title of the plan)

                               John B. Douglas III
                    Senior Vice President and General Counsel
                        Millennium Pharmaceuticals, Inc.
                                75 Sidney Street
                         Cambridge, Massachusetts 02139
                     (Name and address of agent for service)
                                 (617) 679-7000
          (Telephone number, including area code, of agent for service)
                    ----------------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------- ------------------ ------------------ ------------------- ------------------

                                                         Proposed maximum    Proposed maximum
              Title of                  Amount to be      offering price        aggregate           Amount of
    securities to be registered          registered        per share (1)    offering price (1)  registration fee
------------------------------------- ------------------ ------------------ ------------------- ------------------
------------------------------------- ------------------ ------------------ ------------------- ------------------
 Common Stock, $0.001 par value per
 share (including the associated
 Preferred Stock Purchase Rights)         500,000             $19.92            $9,960,000          $2,490
------------------------------------- ------------------ ------------------ ------------------- ------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended and based upon the average of the high and low prices of the registrant's common stock on the Nasdaq National Market on October 8, 2001.

PART I.       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

         (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the securities contained in the Registrant's registration statements on Form 8-A filed under the Exchange Act dated April 26, 1996, as updated by a Current Report on 8-K dated April 25, 2000 and Form 8-A dated April 5, 2001,and including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4.    DESCRIPTION OF SECURITIES

         Not applicable.

         ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

         ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant has included such a provision in its Certificate of Incorporation.

         Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgment, fines and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrants, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a Director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made promptly unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event the Registrant denies a request for indemnification, or if the Registrant fails to dispose of a request for indemnification within 60 days after such payment is claimed by the indemnitee, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive.

         ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.
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

         ITEM 8.  EXHIBITS

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         ITEM 9.  UNDERTAKINGS

         1.       The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by
              Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                          (iii) To include any material information with
              respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (i) and (ii) do
              not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 11th day of October 2001.

                                       MILLENNIUM PHARMACEUTICALS, INC.

                                       By:  /s/ JOHN B. DOUGLAS III
                                       John B. Douglas III
                                       Senior Vice President and General Counsel

                        SIGNATURES AND POWER OF ATTORNEY

         We, the undersigned officers and directors of Millennium Pharmaceuticals, Inc., hereby severally constitute and appoint Mark J. Levin, Kevin P. Starr and John B. Douglas III, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Millennium Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                            TITLE                     DATE

/s/ MARK J. LEVIN          Chairman of the Board of Directors,  October 11, 2001
Mark J. Levin              President and Chief Executive
                           Officer (Principal Executive Officer)

/s/ KEVIN P. STARR         Executive Vice President and Chief   October 11, 2001
Kevin P. Starr             Financial Officer (Principal
                           Financial and Accounting Officer)

/s/ EUGENE CORDES          Director                             October 11, 2001
Eugene Cordes


/s/ A. GRANT HEIDRICH III  Director                             October 11, 2001
A. Grant Heidrich III


/s/ RAJU KUCHERLAPATI      Director                             October 11, 2001
Raju Kucherlapati


/s/ ERIC S. LANDER         Director                             October 11, 2001
Eric S. Lander


/s/ EDWARD D. MILLER, JR.  Director                             October 11, 2001
Edward D. Miller. Jr.


/s/ NORMAN C. SELBY        Director                             October 11, 2001
Norman C. Selby


/s/ KENNETH E. WEG         Director                             October 11, 2001
Kenneth E. Weg

                                  EXHIBIT INDEX

EXHIBIT NUMBER                     DESCRIPTION

 4.1      Millennium Pharmaceuticals, Inc. SAYE Plan
 4.2 (1) Amended and Restated Certificate of Incorporation of the Registrant, as amended.
 4.3 (2)  Amended and Restated By-Laws of the Registrant, as amended.
 4.4 (3) Rights Agreement dated April 5, 2001 between the Registrant and State Street Bank and Trust Company, N.A.
 5.1      Opinion of Hale and Dorr LLP
23.1      Consent of Ernst & Young LLP
23.2      Consent of Arthur Andersen LLP
23.3      Consent of PricewaterhouseCoopers LLP
23.4      Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith
24.1 Power of Attorney (included on the signature page to this registration statement)

(1) Incorporated herein by reference to the Registrant's Form 10-Q for the quarter ending March 31, 1996, the Registrant's Current Report on Form 8-K filed on April 13, 2000 and the Registrant's Form 10-Q for the quarter ending March 31, 2001.

(2) Incorporated herein by reference to the Registrant's Form 10-Q for the quarter ending March 31, 1996, the Registrant's Form 10-Q for the quarter ending March 31, 2000 and the Registrant's Form 10-Q for the quarter ending September 30, 2000.

(3) Incorporated herein by reference to the Registrant's Current Report on Form 8-K filed on April 5, 2001.